EXHIBIT 2

                                FORM OF DEBENTURE

                                                                            D001

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL NOT TRADE THE SECURITIES BEFORE JULY 16, 2002.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE UNITED STATES STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION, (B) RECEIPT BY THE CORPORATION OF AN ACCEPTABLE LEGAL OPINION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE CORPORATION OTHERWISE SATISFYING ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION. NEITHER THE OFFERING OF SUCH SECURITIES NOR ANY RELATED MATERIALS HAVE BEEN REVIEWED OR APPROVED BY ANY U.S. FEDERAL OR STATE REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                VISTA GOLD CORP.

                         UNSECURED CONVERTIBLE DEBENTURE


March 15, 2002                                 Principal Amount: U.S.$__________

1. Interpretation

      This Debenture and defined terms used herein will be governed and interpreted by the provisions set out in Schedule "A" hereto, which are incorporated into and form part of this Debenture.

2. Promise to Pay

      For value received Vista Gold Corp. (the "Corporation"), a body corporate organized under the laws of the Yukon Territory, having an office at Suite 5, 7961 Shaffer Parkway, Littleton, Colorado U.S.A. 80127 will on the Maturity Date pay to or to the order of:

      [Insert name and address of registered holder of Debenture]

(the "Debentureholder"), at such place as may from time to time be designated by the Debentureholder, the Principal Amount, and all interest and other monies which may be or become owing hereunder and which have not previously been paid.


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3. Interest

      The Corporation will pay interest on the Principal Amount outstanding at any time at a rate of 1.0% per annum from and including the date of this Debenture, to but excluding the earliest of:

      (a) if the Debentureholder exercises its right to convert the Debenture in whole pursuant to Section 6.1, the Conversion Date;

      (b) if the automatic conversion of the Debenture is triggered pursuant to Section 6.2, the Automatic Conversion Date;

      (c) if the Debentureholder requires the Corporation to redeem the Debenture in whole pursuant to Section 7.1, the Retraction Date; and

      (d)   the Maturity Date,

unless, upon due presentation, payment of the Principal Amount of the Debenture is withheld or refused. Subject to Sections 6.3 and 7.4, interest will be paid in arrears on the Maturity Date.

      The amount of interest payable on the Debenture on the Maturity Date, the Conversion Date or the Retraction Date will be calculated by multiplying the Principal Amount of the Debenture, or the Principal Amount to be converted or redeemed, as the case may be, by 1.0%, dividing the product so obtained by the number of days in the calendar year, and multiplying the quotient by the actual number of days from and including the date of this Debenture, to but excluding the Maturity Date, Conversion Date or Retraction Date.

4. Rank

      This Debenture and the indebtedness created hereby constitutes a direct and unsecured obligation of the Corporation ranking pari passu with all other present and future unsecured and unsubordinated debt of the Corporation, including all other debentures issued by the Corporation on the date hereof.

5. Covenants of the Company

5.1 General Covenants. In addition to the covenants to repay the Principal Amount and to pay interest thereon as provided in this Debenture, the Corporation covenants and agrees with the Debentureholder until the earliest of:

      (a) if the Debentureholder exercises its right to convert the Debenture in whole pursuant to Section 6.1, the Conversion Date;

      (b) if the automatic conversion of the Debenture is triggered pursuant to Section 6.2, the Automatic Conversion Date;

      (c) if the Debentureholder requires the Corporation to redeem the Debenture in whole pursuant to Section 7.1, the Retraction Date; and

      (d) the date the Principal Amount and accrued and unpaid interest has been paid in full;


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the Corporation will:

      (e) duly and punctually perform and carry out all of the acts or things to be done by it, and perform all covenants required to be performed by it, as provided in this Debenture;

      (f) use commercially reasonable efforts to obtain the Shareholder Approval at the Meeting;

      (g) use commercially reasonable efforts to prepare, file and have declared effective the Registration Statement with the SEC within six months from the date hereof;

      (h) use commercially reasonable efforts to maintain the listing of the Common Shares on The Toronto Stock Exchange and the American Stock Exchange; and

      (i) use commercially reasonable efforts to maintain its status as a reporting issuer under applicable securities legislation in the Provinces of British Columbia, Alberta and Ontario and as a registrant with the SEC.

5.2 To Give Notice of Event of Default. When any Event of Default has occurred and is continuing, the Corporation will deliver to the Debentureholder by hand delivery or facsimile transmission a notice signed by an authorized officer of the Corporation specifying such event, notice or other action within five business days of its occurrence unless such Event of Default will have been cured or waived within such period.

6. Conversion of Debenture

6.1 Conversion Privilege. Subject to and upon compliance with the provisions of this Article 6, the Debenture or any portion of the Principal Amount thereof which is U.S.$1,000 or an integral multiple of U.S.$1,000 may, at the option of the Debentureholder, at any time from the date the Principal Amount is released to the Corporation by the Escrow Agent, up to the close of business on the last business day immediately prior to the earlier of:

      (a) if the automatic conversion of the Debenture is triggered pursuant to Section 6.2, the Automatic Conversion Date;

      (b) if the Debentureholder requires the Corporation to redeem the Debenture in whole pursuant to Section 7.1, the Retraction Date; and

      (c)   the Maturity Date,

be converted into Debenture Units at the Conversion Price. The date of receipt by the Corporation of the Debenture and a notice of conversion delivered to the Corporation pursuant to Section 6.3 is referred to herein as the "Conversion Date".

6.2 Automatic Conversion. The Debenture will, without further action on the part of the Debentureholder, automatically be converted into Debenture Units at the Conversion Price on the date the Registration Statement is declared effective by the SEC. This date is referred to herein as the "Automatic Conversion Date".

6.3 Conversion Procedure. In order to exercise the conversion privilege, the Debentureholder must surrender the Debenture to the Corporation at its principal office in Littleton, Colorado (or the registered office of the Corporation, if it no longer has its principal office in Littleton, Colorado), accompanied by written notice (which will be irrevocable) signed by such holder, stating (i) that the holder elects to convert the Debenture, or a stated portion of the


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

Principal Amount thereof constituting an integral multiple of U.S.$1,000, to Debenture Units, and (ii) the name or names (with addresses) in which the certificates for Debenture Shares and Debenture Warrants issuable on such conversion will be issued.

      Within five business days of the Automatic Conversion Date, the Corporation will deliver to the Debentureholder by hand delivery or facsimile transmission a written notice signed by an authorized officer of the Corporation stating (i) that the Automatic Conversion Date has occurred and (ii) that the Corporation will issue certificates for the Debenture Shares and Debenture Warrants issuable on conversion of the Debenture in the name (and address) of the Debentureholder as shown on the cover page of this Debenture, unless within five business days of the date of the notice the Debentureholder requests that such Debenture Shares and Debenture Warrants be issued in another name (and address) or other names (and addresses). Upon receipt of such notice by the Debentureholder, the Debentureholder will surrender the Debenture to the Corporation at its principal office in Littleton, Colorado (or the registered office of the Corporation, if it no longer has its principal office in Littleton, Colorado).

      The Debentureholder may only require the Corporation to issue Debenture Shares or Debenture Warrants to a person or persons other than the Debentureholder upon a conversion of the Debenture, or a stated portion of the Principal Amount thereof, after 12:00 a.m. (midnight) on July 16, 2002, unless such issuance prior to that time is permitted under applicable securities legislation. If any of the Debenture Shares or Debenture Warrants to be issued hereunder are to be issued to a person or persons other than the Debentureholder such request will be accompanied by payment to the Corporation of any tax which may be payable by reason of the transfer and if requested by the Corporation, a legal opinion acceptable to the Corporation acting reasonably stating that such issuance is permitted under applicable securities legislation.

      The surrender of the Debenture to the Corporation will be deemed to constitute a contract between the Debentureholder and the Corporation whereby:
(i) the Debentureholder subscribes for the number of Debenture Shares and Debenture Warrants which it will be entitled to receive on such conversion; (ii) the Debentureholder releases the Corporation from all liability thereon or from all liability with respect to that portion of the Principal Amount thereof to be converted, as the case may be; and (iii) the Corporation agrees that the surrender of the Debenture for conversion constitutes full payment of the subscription price for the Debenture Shares and Debenture Warrants issuable upon such conversion.

      Within five business days after the Conversion Date or the Automatic Conversion Date, as the case may be, the Corporation will issue or cause to be issued and deliver or cause to be delivered to the Debentureholder, or on its written order, a certificate or certificates in the name or names of the person or persons specified in accordance with this Section 6.3 for the number of Debenture Shares and Debenture Warrants deliverable upon the conversion of such Debenture (or if the case of the exercise of the conversion privilege, the specified portion of the Principal Amount thereof to be converted). This conversion will be deemed to have been effected immediately prior to the close of business on the Conversion Date or the Automatic Conversion Date, as the case may be, and at such time the rights of the Debentureholder, either as holder of the Debenture or as holder of that portion of the Principal Amount of the Debenture to be converted, as the case may be, will cease and the person or persons in whose name or names any certificates for Debenture Shares and Debenture Warrants will be deliverable upon such conversion will be deemed to have become on such date the holder or holders of record of the Debenture Shares and Debenture Warrants represented thereby; provided, however, that no such surrender on any date when the share transfer registers for Common Shares of the Corporation are closed will be effective to constitute the person or persons entitled to receive the Debenture Shares and Debenture Warrants upon such conversion as the holder or holders of record of such Debenture Shares and Debenture Warrants on such date, but such surrender will be effective to constitute the person or persons entitled to receive such Debenture Shares and Debenture Warrants as the holder or holders of record thereof for all purposes on the next succeeding day on which such share transfer registers are open.


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      The certificates  evidencing the Debenture  Shares and Debenture  Warrants issuable upon conversion of this Debenture will bear the legends set out on the cover page of this Debenture, unless the Corporation receives advice from legal counsel that such legend is not required.

      The Corporation will pay to the Debentureholder, by way of a cheque issued concurrently with the certificate for the Debenture Shares and Debenture Warrants issuable on conversion, the amount of any interest accrued up to the Conversion Date on the Debenture or that portion of the Principal Amount to be converted, as the case may be.

      If in the case of the exercise of the conversion privilege the Debenture is to be converted in part only, upon surrender of the Debenture the Debentureholder will be entitled to receive, without expense, one or more new Debentures for the unconverted portion of the Principal Amount.

6.4 No Fractional Debenture Shares or Debenture Warrants. Notwithstanding anything herein contained, the Corporation will not be required to issue fractional Debenture Shares and Debenture Warrants upon the conversion of the Debenture in whole or in part. If the number of Debenture Shares or Debenture Warrants upon conversion or automatic conversion of the Debenture is not a whole number, then the number of such Debenture Shares and Debenture Warrants will be rounded down to the nearest whole number.

6.5 Adjustment of the Conversion Price. The Conversion Price will be subject to adjustment from time to time as follows:

      (a) If and whenever at any time after the date hereof the outstanding Common Shares of the Corporation are subdivided, redivided or changed into a greater, or reduced, combined or consolidated into a lesser, number of shares or reclassified into different shares, any holder of Debentures who has not exercised his or her right of conversion prior to the effective date of such subdivision, redivision, change, reduction, combination, consolidation or reclassification will be entitled to receive and will accept, upon the exercise of such right at any time on such effective date or thereafter, in lieu of the number of Common Shares to which it was theretofor entitled upon conversion at the Conversion Price, the aggregate number of shares of the Corporation that such Debentureholder would have been entitled to receive as a result of such subdivision, redivision, change, reduction, combination, consolidation or reclassification if, on the effective date thereof, he or she had been the registered holder of the number of Common Shares to which it was theretofor entitled upon conversion.

      (b) If and whenever at any time after the date hereof the Corporation issues additional Common Shares (or securities convertible into Common Shares) to the holders of all of its outstanding Common Shares by way of a stock dividend or other distribution, other than a stock dividend to holders of Common Shares who exercise an option to receive in the ordinary course equivalent dividends in Common Shares in lieu of receiving cash dividends, the Conversion Price will be adjusted immediately after the record date for such stock dividend or other distribution by multiplying the Conversion Price in effect on such record date by a fraction of which the numerator will be the total number of Common Shares outstanding on the record date and of which the denominator will be the total number of Common Shares outstanding on the record date plus the number of additional Common Shares which will result from the stock dividend or other distribution (assuming for this purpose that all Common Shares issuable upon the exercise of the conversion rights of the securities convertible into Common Shares had been issued). Any dividend or distribution on the Common Shares of the Corporation in Common Shares will be deemed to have been issued or made immediately prior to the time of the record date for such dividend or distribution for the purposes of calculating the number of outstanding Common Shares under Subsection (c) below.

      (c) If and whenever at any time after the date hereof the Corporation makes a distribution to all holders of its Common Shares of:


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            (i) shares of any class not  included  in the  definition  of Common
            Shares;

            (ii) evidences of its indebtedness; or

            (iii) assets (excluding cash dividends or distributions, and dividends or distributions referred to in Subsection (b) above and stock dividends to holders of Common Shares who exercise an option to receive in the ordinary course equivalent dividends in Common Shares in lieu of receiving cash dividends);

            then in  each  such  case  the  Conversion  Price  will be  adjusted immediately after the record date for the making of such distribution so that it will equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator will be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on such record date, less the fair market value (as determined by the board of directors, whose determination will be conclusive, and subject to the approval of The Toronto Stock Exchange) of said shares or evidences of indebtedness or assets or options, rights or warrants so distributed, and of which the denominator will be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price. Common Shares owned by or held for the account of the Corporation will be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively as of any such record date. To the extent that such distribution is not so made, the Conversion Price will be readjusted to the Conversion Price which would then be in effect based upon the said shares, evidences of indebtedness or assets actually distributed.

      (d) No adjustments of the Conversion Price will be made pursuant to Subsections (b) and (c) above if the Debentureholder is permitted, subject to the approval of The Toronto Stock Exchange, to participate in such dividend or distribution on the Common Shares, as the case may be, as though and to the same effect as if the Debentureholder had converted its Debentures into Common Shares prior to the record date for such dividend or distribution, as the case may be.

      (e) In any case in which this Article 6 will require that an adjustment will become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the Debentureholder, if the Debenture is converted in whole or in part after such record date and before the occurrence of such event, the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and
      (ii) paying to the Debentureholder cash in lieu of any fractional interest to which it is entitled pursuant to Section 6.3; provided, however, that the Corporation will deliver to the Debentureholder an appropriate instrument evidencing such holder's rights to receive such additional
      Common Shares and such cash, upon the occurrence of the event requiring such adjustment.

      (f) No adjustment in the Conversion Price will be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided, however, that any adjustments which by reason of this Subsection (f) are not required to be made will be carried forward and taken into account in any subsequent adjustment.

6.6 Certificate as to Adjustment. The Corporation will from time to time immediately after the occurrence of any event which requires an adjustment in the Conversion Price as provided in this Article 6, deliver an officer's certificate to the Debentureholder specifying the nature of the event requiring the adjustment and the amount of the adjustment thereby necessitated and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and specifying the Conversion Price after adjustment.


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6.7 Notice to Debentureholder of Certain Events. In the event that:

      (a) the Corporation will offer for subscription pro rata to all the holders of its Common Shares any additional shares of any class of securities convertible into or exchangeable for Common Shares or will issue any other options, rights or warrants to all of such holders;

      (b) there will be a reclassification or change of the Common Shares of the nature referred to in Section 6.7 or an amalgamation or merger of the Corporation with or into any other corporation or a sale, transfer or other disposition of all or substantially all of the assets of the Corporation; or

      (c) there will be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then, in each such case, the Corporation will give written notice to the Debentureholder of the action proposed to be taken and the date on which:

      (d) the books of the Corporation will close or a record will be taken for such subscription rights or other options, rights or warrants; or

      (e) such reclassification, change, amalgamation, merger, sale, transfer or other disposition, dissolution, liquidation or winding-up will take place,

as the case may be, provided that the Corporation will only be required to specify in such notice such particulars of such action as will have been fixed and determined at the date on which such notice is given. Such notice will also specify the date as of which the holders of Common Shares of record will participate in such subscription rights or other options, rights or warrants, or will be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, change, amalgamation, merger, sale, transfer or other disposition, dissolution, liquidation or winding-up as the case may be. Such notice will be given, not less than 30 days, prior to the record date or the date on which the Corporation's transfer books are to be closed with respect thereto.

6.8 Reclassifications, Reorganizations, etc. In case of any reclassification or change of the Common Shares (other than a change as a result of a subdivision or consolidation), or in case of any amalgamation of the Corporation with, or merger of the Corporation into, any other corporation (other than an amalgamation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change, other than as aforesaid, of the Common Shares), or in case of any sale, transfer or other disposition of all or substantially all of the assets of the Corporation, the Corporation or the corporation formed by such amalgamation or the corporation into which the Corporation will have been merged or the corporation which will have acquired such assets, as the case may be, will execute and deliver to the Debentureholder an indenture providing that the holder will have the right thereafter (until the expiration of the conversion right of the Debenture) to convert such Debenture into the kind and amount of shares and other securities and property receivable upon such reclassification, change, amalgamation, merger, sale, transfer or other disposition by a holder of the number of Common Shares into which the Debenture might have been converted at the Conversion Price immediately prior to such reclassification, change, amalgamation, merger, sale, transfer or other disposition. Such indenture will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in this Article 6. The above provisions of this Section 6.7 will similarly apply to successive reclassifications, changes, amalgamations, mergers, sales, transfers or other dispositions.

6.9 Cancellation of Debentures. All Debentures surrendered for conversion or automatically converted in accordance with this certificate will be cancelled by the Corporation and, subject to Section 6.2, no Debenture will be issued in substitution therefor.


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7. Retraction of Debenture by Debentureholder

7.1 Retraction Right. If the Registration Statement is not declared effective on or before September 15, 2002, subject to and upon compliance with the provisions of this Article 7 the Debentureholder will have the right at its option to require the Corporation to redeem the Debenture either in whole or in part at the Redemption Price prior to the Maturity Date, by written notice to that effect, together with this Debenture, delivered to the Corporation at any time from September 15, 2002 up to the close of business on the last business day prior to the Maturity Date. The notice of retraction of the Debenture will set out:

      (a) if the Debentureholder requires the Corporation to redeem the Debenture in part only, that part of the Principal Amount thereof to be so redeemed; and

      (b) the date on which the retraction will be effected which will be not less than 30 days and not more than 45 days after the date of such notice and will, in any event, be prior to the Maturity Date.

The date of receipt by the Corporation of the Debenture and such notice is referred to herein as the "Retraction Date".

7.2 Partial Retraction of Debentures. In the event that the Debenture becomes subject to redemption in part only, upon surrender of the Debenture for payment of the Redemption Price, the Corporation will execute and deliver without charge to the Debentureholder or upon its order one or more new Debentures for the unredeemed part of the Principal Amount of the Debenture so surrendered. Unless the context otherwise requires, the terms "Debenture" or "Debentures" as used in this Article 7 will be deemed to include any part of the Principal Amount of any Debenture which in accordance with the foregoing provisions has been subject to redemption.

7.3 Debentures Due on Retraction Date. If notice is given pursuant to Section 7.1, all or the applicable portion of the Debenture so called for redemption will thereupon be and become due and payable at the Redemption Price, on the Retraction Date, in the same manner and with the same effect as if it were the Maturity Date, anything herein to the contrary notwithstanding, and from and after such Retraction Date, if the monies necessary to redeem the Debenture will have been provided to the Debentureholder pursuant to Section 7.4, such Debenture so called for redemption will thereupon become null and void and will for all purposes be considered to be discharged and cancelled.

7.4 Surrender of Debentures for Payment and Cancellation. If the Principal Amount due under the Debenture becomes payable by redemption as provided in this
Article 7 before the Maturity Date, the Debentureholder must present the Debenture for payment and cancellation at the office of the Corporation set out in Section 14 of this Debenture. The Corporation will make payment of the Redemption Price by cheque payable to the order of the Debentureholder and negotiable at par at Littleton, Colorado.

8. Default and Enforcement

8.1 Events of Default. Each of the following events constitutes, and is herein sometimes referred to as, an "Event of Default":

      (a) if the Corporation makes default in the payment of the Principal Amount of the Debenture when the same becomes due under any provision hereof, either at maturity or otherwise;

      (b) if the Corporation makes default in the payment of any interest due on the Debenture and any such default continues for a period of three business days after notice in writing of such default has been given to the Corporation by the Debentureholder;

      (c) if the Corporation defaults in observing or performing any other covenant or condition in this Debenture on its part to be observed or performed and if such default continues for a period of ten business days after notice in writing of such default has been given to the Corporation by the Debentureholder;

      (d) if the Corporation is at any time in default in respect of any indebtedness for money borrowed on which there is then outstanding a principal amount in excess of U.S.$1,000,000 (when all such indebtedness in default is aggregated) and either:

            (i) such default consists of a failure to make any payment of principal when due and such default continues after the applicable grace period, if any, specified in the instrument relating to the indebtedness; or

            (ii) such default results in the acceleration of the indebtedness so that it becomes due and payable prior to its stated maturity;

            provided, however, that if such default will have been remedied or cured by the Corporation or waived by the holders of such indebtedness for money borrowed, then, notwithstanding anything to the contrary contained herein, the Event of Default hereunder by reason thereof will be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of the Debentureholder;

      (e) the making by the Corporation of an assignment for the benefit of its creditors, the filing by it of a petition for the declaration of its own bankruptcy, the consenting by it to the institution of, or the granting by a court of, bankruptcy or other insolvency proceedings against it, the admission by the Corporation to some or all of its creditors at a meeting or by other means of communication that it is insolvent or the commencement by the Corporation of any proceedings relative to overdue indebtedness of the Corporation under any reorganization, arrangement, compromise, adjustment or postponement of debt, dissolution, winding-up, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect including the commencement by the Corporation of any proceedings with respect to a compromise or arrangement under the Companies Creditors Arrangement Act (Canada) (or any legislation substituted therefor) or similar legislation of any other jurisdiction; or

      (f) the making of an order or judgement by a court having jurisdiction adjudging the Corporation bankrupt or insolvent or ordering the winding-up or liquidation or rearrangement of its affairs, or the seizure or attachment of all or a substantial part of the
            Corporation's property at the instance of a creditor, or the appointment of a person to take possession or control under an agreement subjecting property of the Corporation to a security interest or pursuant to an order of any court having jurisdiction over all or a substantial part of the property of the Corporation, such person to include a receiver, a receiver-manager, an agent, a sequestrator, a trustee under a trust indenture, a creditor in possession or any person or corporation authorized to act on their behalf; provided that such order, judgement, seizure or attachment remains in force or such taking of possession or control continues in effect for a period of 30 days.

8.2 Acceleration on Default. In case any Event of Default has occurred and is continuing the Debentureholder may, in its discretion, by notice in writing to the Corporation declare the Principal Amount and interest on the Debenture which would have been payable if the

Corporation had redeemed the Debenture in whole on the date of such declaration, and all other monies outstanding hereunder, to be due and payable and the same will forthwith become immediately due and payable, anything therein or herein to the contrary notwithstanding, and the Corporation will forthwith pay to the Debentureholder the Principal Amount, and accrued and unpaid interest and interest on amounts in default on the Debenture, from the date of the said declaration until payment in full is made and received.

8.3 Remedies Cumulative. No remedy conferred upon the Debentureholder is intended to be exclusive of any other remedy, but each and every such remedy will be cumulative and will be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

8.4 Immunity of Shareholders, Directors and Officers. The obligations on the part of the Corporation expressed herein are solely corporate obligations and no action, suit or proceeding will be instituted or maintained in respect thereof against any past, present or future incorporator, shareholder, director or officer of the Corporation, either directly or through the Corporation or otherwise.

9. Successor Companies

9.1 Certain Requirements in Respect of Mergers, etc. The Corporation shall not, directly or indirectly, sell, transfer or otherwise dispose of all or substantially all of its property and assets as an entirety to any other corporation and shall not amalgamate or merge with or into any other corporation (any such other corporation being herein referred to as a "Successor Company") unless:

      (a) the Successor Company shall execute, prior to or contemporaneously with the consummation of any such transaction, a Debenture supplemental hereto together with such other instruments as are satisfactory to the Debentureholder and in the opinion of counsel are necessary or advisable to evidence the assumption by the Successor Company of the due and punctual payment of the Debenture and the interest thereon and all other moneys payable hereunder and the covenant of the Successor Company to pay the same and its agreement to observe and perform all the covenants and obligations of the Corporation under this Debenture;

      (b) such transaction shall to the satisfaction of the Debentureholder and in the opinion of counsel be upon such terms as substantially to preserve and not impair any of the rights and powers of the Debentureholder hereunder; and

      (c) no condition or event shall exist as to the Corporation or the Successor Company either at the time of or immediately after the consummation of any such transaction and after giving full effect thereto or immediately after the Successor Company complying with the provisions of Subsection 9.1(a) above which constitutes or would constitute an event of default hereunder.

9.2 Vesting of Powers in Successor. Whenever the conditions of Section 9.1 have been duly observed and performed the Successor Company shall possess and from time to time may exercise each and every right and power of the Corporation under this indenture in the name of the Corporation or otherwise and any act or proceeding by any provision of this Debenture required to be done or performed by any directors or officers of the Corporation may be done and performed with like force and effect by the directors or officers of such Successor Company.

10. Debentureholder May Pay or Perform

      The Debentureholder may but will not be obliged to pay and satisfy any monies or do any acts or things which the Corporation is required to do hereunder or under any security ranking in priority hereto upon the Corporation's failure to do so and the amount so paid or the costs and expenses so incurred will be repayable by the Corporation forthwith and will bear interest at the rate provided for on the Principal Amount.

11. Waivers and Consents

      The Debentureholder may waive any breach or default by the Corporation under this Debenture. No waiver or consent granted by the Debentureholder will bind the Debentureholder unless it is in writing. Any waiver or consent given by the Debentureholder or any failure on its part to exercise any of its rights hereunder will be limited to the particular instance.

12. No Merger or Novation

      Neither the taking of any judgment nor the exercise of any power of seizure or sale arising therefrom will operate to extinguish the obligation of the Corporation to pay the principal and other moneys outstanding under this Debenture and will not operate as a merger of any covenant in this Debenture, and the acceptance of any payment or security will not constitute or create a novation, and the taking of a judgment or judgements under a covenant herein contained will not operate as a merger of those covenants.

13. Release and Discharge

      When the Corporation duly pays the Debentureholder the Principal Amount together with all other moneys which may become owing pursuant to this Debenture, or issues to or to the order of the Debentureholder the Debenture Shares and Debenture Warrants issuable upon conversion of this Debenture, this Debenture will cease and become null and void and will for all purposes be considered to be discharged and cancelled, and none of the provisions of this Debenture shall survive such discharge and cancellation.

14. Debentures Non-Assignable

      In no circumstances may the Debentureholder assign, transfer or convey any or all of its right, title or interest in this Debenture. This Debenture is not a "negotiable instrument" within the meaning of the Uniform Commercial Code in effect in the State of Colorado or any other jurisdiction, or within the meaning of any other applicable law.

15. Notices

      Notices may be given to either the Corporation or the Debentureholder by personal service or facsimile transmission (telecopier) addressed to the other at its address as follows:

      if to the Corporation:

      Vista Gold Corp.
      Suite 5, 7961 Shaffer Parkway
      Littleton, Colorado U.S.A. 80127

      Attention:        President

      Telecopier:       (720) 981-1186
      if to the Debentureholder:

      to the address noted on the cover page hereof


or to such other address or telecopier number as either party may advise the other. Any notice properly given will be deemed to have been received if delivered when delivered, and if telecopied, on the day following the day on which it was sent. Either the Corporation or the Debentureholder may give written notice of change of address in the same manner, in which event such notice will thereafter be given to it as above provided at such changed address.

      Dated at Littleton, Colorado as of the date noted on the cover page hereof.

                                            VISTA GOLD CORP.


                                            By:
                                                --------------------------------
                                                     Authorized Signatory

                                  SCHEDULE "A"

1.    Interpretation

      The following rules will be applied in interpreting the Debenture:

      (a) Unless otherwise stated a reference to a numbered or lettered section or subsection refers to the section or subsection bearing that number or letter in the Debenture.

      (b) The Debenture will be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

      (c) If a provision of the Debenture is wholly or partially invalid, the Debenture will be interpreted as if the invalid provision had not been a part hereof.

      (d) Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender and words importing individuals shall include firms and corporations and vice versa.

      (e) The headings of the sections of the Debenture have been inserted for reference only and do not define, limit, alter or enlarge the meaning of any provision of the Debenture.

      (f) All sums of money to be paid or calculated pursuant to the Debenture will be calculated and paid in United States currency.

2.    Definitions

      In the Debenture, the following terms shall have the following meanings:

      (a)   "Automatic   Conversion   Date"  means  the  date  the  Registration
            Statement is declared effective by the SEC.

      (b) "Common Shares" means, subject to the provisions of Section 6.8, common shares without par value of the Corporation as such common shares exist at the close of business on the date of any determination or common shares resulting from a subdivision or consolidation thereof, or from successive such subdivision or consolidations, in any case without other change or reclassification.

      (c)   "Conversion  Date" means the date of receipt by the  Corporation  of
            the  Debenture   and  a  notice  of  conversion   delivered  by  the
            Debentureholder pursuant to Section 6.3 of the Debenture.

      (d)   "Conversion  Price"  means  U.S.$0.0513,  as  adjusted  pursuant  to
            Section 6.5 of the Debenture.

      (e) "Current Market Price" means an amount equal to the weighted average trading price per share (or, if no trades occur on any day, the mean between the closing bid and asked quotations on such day) of the Common Shares on The Toronto Stock Exchange for the 20 trading days prior to the relevant notice date, relevant interest payment date, the Maturity Date, or the date upon which any computation pursuant to Subsection 6.5(c) of the Debenture is to be made, as the case may be, or if the Common Shares are not listed on The Toronto Stock Exchange on the date the determination is to be made, on such stock exchange on which the Corporation Shares are listed as may be selected for such purpose by the directors or, if the

            Common  Shares  are  not  listed  on any  stock  exchange,  a  price determined by the directors and approved by an independent, qualified investment dealer who is a member of The Toronto Stock Exchange and who is selected by the Corporation for that purpose.

      (f) "Debenture" means the debenture in the Principal Amount issued by the Corporation to the Debentureholder on the date noted on the cover page hereof, and if the same is subdivided into a number of debentures, or if a portion of the Debenture is redeemed so that one or more debentures with an aggregate principal sum of less than the Principal Amount is then outstanding, means such subdivided debenture or debenture in lesser aggregate amount then outstanding.

      (g) "Debenture Share" means a Common Share which forms part of each Debenture Unit.

      (h) "Debenture Unit" means a unit of the Corporation consisting of one Debenture Share and one Debenture Warrant.

      (i) "Debenture Warrant" means a common share purchase warrant of the Corporation which forms part of each Debenture Unit, is exercisable to acquire one Common Share at U.S.$0.075 per share, as adjusted to reflect any adjustment to the Conversion Price pursuant to the terms of this Debenture prior to the date such warrant is issued and as adjusted under the terms of such warrant, at any time until March 14, 2007, and is in the form attached to the Debenture as Schedule "B".

      (j) "Escrow Agent" means Sun Trust Bank or such other escrow agent that is appointed by the Corporation and Global Resource Investments Ltd. to hold the Principal Amount and the principal amount of other debentures issued by the Corporation on the date hereof.

      (k) "Event of Default" means an event referred to in Section 8.1 of the Debenture.

      (l) "Maturity Date" means the earlier of (i) the date of the Meeting, if the Shareholder Approval is not obtained at the Meeting, and (ii) September 15, 2003.

      (m) "Meeting" means the annual general meeting of the shareholders of the Corporation to be held in April 2002.

      (n) "Principal Amount" means the principal amount of this Debenture noted on the cover page hereof less the portion thereof that has been repaid by the Corporation on any partial redemption of the Debenture, and if the Debenture has been subdivided, means such amount divided by the number of Debentures then outstanding.

      (o) "Redemption Price" means a price equal to the Principal Amount of the Debenture to be redeemed, together with accrued and unpaid interest on the Principal Amount of the Debenture or part thereof so redeemed to but not including the Retraction Date (if the Debentureholder requires the Corporation to redeem the Debenture in whole or in part pursuant to Section 7.1 of the Debenture).

      (p) "Retraction Date" means the date on which redemption of the Debenture will be effected, as set out in the notice delivered pursuant to Section 7.1 of the Debenture.

      (q) "Registration Statement" means a registration statement under the U.S. Securities Act relating to the Debentures, the Debenture Shares, the Debenture Warrants and the Warrant Shares.

      (r)   "SEC" means the United States Securities and Exchange Commission.

      (s) "Shareholder Approval" means the shareholder approval to be sought by the Corporation at the Meeting for the conversion of the Debentures, the issuance of the Debenture Shares and Debenture Warrants on conversion of the Debentures, and the issuance of the Warrant Shares issuable on the exercise of the Debenture Warrants, as required by The Toronto Stock Exchange and any other applicable regulatory authorities.

      (t) "U.S. Securities Act" means the Securities Act of 1933, as amended, of the United States of America.

                                  Schedule "B"

                           [FORM OF DEBENTURE WARRANT]